EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of CreditRiskMonitor.com, Inc. on Form S-8 of our report dated March 28, 2012 on our audits of the financial statements of CreditRiskMonitor.com, Inc. as of December 31, 2011 and 2010, and for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ J.H. Cohn LLP

August 31, 2012
Jericho, New York